Exhibit 10.4

REGIONAL MANAGEMENT CORP.

2015 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective April 27, 2017)

CASH-SETTLED PERFORMANCE UNIT AWARD AGREEMENT

THIS CASH-SETTLED PERFORMANCE UNIT AWARD AGREEMENT (the “Agreement”) is made effective as of the date set forth on the signature page hereto (hereinafter called the “Date of Grant”), between Regional Management Corp., a Delaware corporation (hereinafter called the “Company”), and the individual set forth on the signature page hereto (hereinafter called the “Participant”), pursuant to the Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective April 27, 2017), as it may be further amended and/or restated (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.

1.	Grant of Award.

(a)    The Company hereby grants to the Participant a Performance Award in the form of an Award of (i) objective criteria performance-based and service-based Performance Units (the “Objective Criteria Award”) and (ii) qualitative criteria performance-based and service-based Performance Units (the “Qualitative Criteria Award” and, together with the Objective Criteria Award, the “Award”), which each represent a contingent right to receive a cash payment based on the value of the applicable Award. For clarity, in no event shall the attainment or non-attainment of, or payments pursuant to, the Objective Criteria Targets as set forth in Schedule A have any effect on (or be contingent upon) the attainment or non-attainment of, or payments pursuant to, the Qualitative Criteria Targets as set forth in Schedule B, and similarly, in no event shall the attainment or non-attainment of, or payments pursuant to, the Qualitative Criteria Targets have any effect on (or be contingent upon) the attainment or non-attainment of, or payments pursuant to, the Objective Criteria Targets. Each of the Objective Criteria Targets (as a group) and the Qualitative Criteria Targets (as a group) shall create separate award opportunities.

(b)    The Participant shall not be deemed to be the holder of any shares of Common Stock related to the Award and shall not have any rights to dividends, voting rights or other rights of a stockholder with respect to the Performance Units. The Award is subject to the terms and conditions of the Plan and this Agreement, including the provisions set forth on the signature page hereto and Schedule A and Schedule B, which are attached hereto and expressly made a part of this Agreement.

2.	Definitions.

Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)    Cause. “Cause” shall mean a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” as defined under the Participant’s employment, change in control, consulting or other similar agreement with the Company or an

Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then “Cause” shall mean: (A) the Participant’s engagement in misconduct which is materially injurious to the Company or its Affiliates, (B) the Participant’s continued refusal to substantially perform his duties to the Company, (C) the Participant’s repeated dishonesty in the performance of his duties to the Company, (D) the Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least one year or (E) the Participant’s material breach of any confidentiality, non-solicitation or non-competition covenant entered into between the Participant and the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and this Agreement, a Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(b)    Good Reason. “Good Reason” shall mean (i) “Good Reason” as defined under the Participant’s employment, change in control, consulting or other similar agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define “Good Reason”), then a “Good Reason” shall mean any of the following without the Participant’s consent: (A) with respect to Employees or Consultants, a change caused by the Company in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the Company, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of the Company generally); and (B) with respect to Directors, the Participant’s ceasing to serve as a Director, or, if the Company is not the surviving Company in a Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be; provided that, in any case, notwithstanding anything to the contrary in the foregoing subparts (i) or (ii), the Participant shall only have “Good Reason” to terminate employment or service following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

(c)    Qualifying Termination. “Qualifying Termination” shall mean the termination of employment or service (i) as a result of the Participant’s death, Disability or Retirement, (ii) by the Company and its Affiliates without Cause, or (iii) by the Participant with Good Reason.

(d)    Retirement. “Retirement” shall have the meaning given in an employment, change in control, consulting or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Retirement”), then “Retirement” shall mean the termination of employment or service by the Participant on or after (i) the

Participant’s attainment of age 65, or (ii) the Participant’s attainment of age 55 and completion of ten (10) years of service. For this purpose, the Participant shall be credited with a year of service for each consecutive twelve-month period he is employed or in service during his period of employment or service with the Company. Employment or service shall not be deemed to be terminated or interrupted by a leave of absence, sick leave or vacation granted to the Participant by the Company. The Administrator shall have authority to determine if a Retirement has occurred.

3.	Vesting; Forfeiture.

(a)    The cash payment, if any, that may be earned and vested during the Performance Period pursuant to the Performance Units awarded under this Agreement will be determined by the Administrator following the end of the Performance Period based on attainment of the performance goals and the value of the Award, as set forth on the signature page hereto and as provided in Schedule A and Schedule B; provided, however, that, except as otherwise provided in Section 3, the Award shall not vest, in whole or in part, and the Participant shall not be entitled to receive a cash payment, unless the Participant remains employed or in service from the Date of Grant until the Vesting Date (as defined on the signature page hereto). The Administrator has authority to determine whether and to what degree the Award shall be deemed earned and vested.

(b)    If the Participant’s employment or service with the Company is terminated during the Performance Period for any reason other than a Qualifying Termination (including but not limited to a termination for Cause), the Award shall immediately terminate and the Participant shall have no rights with respect to the Award or to receive any amounts with respect thereto.

(c)    Notwithstanding Sections 3(a) and (b) herein, if the Participant’s employment or service with the Company is terminated during the Performance Period due to a Qualifying Termination, then a pro-rata portion of the Award, determined as of the date of the Qualifying Termination in accordance with the provisions of this Agreement, shall be eligible to be earned and vested based on attainment of the performance goals during the Performance Period as specified in this Agreement, Schedule A and Schedule B as if the Participant’s employment or service had not terminated.

(d)    Notwithstanding Sections 3(a) and (b) herein, in the event a Change of Control occurs during the Performance Period, the Award shall be deemed earned and vested as follows:

(i)    To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Change of Control event, the Award shall be deemed earned and vested as if the Objective Criteria Target Performance Goal set forth on Schedule A and the Qualitative Criteria Target Performance Goal set forth on Schedule B (together, the “Target Performance Goals”) for the Performance Period have been met as of the effective date of the Change of Control.

(ii)    Further, in the event that the Award is substituted, assumed or continued as provided in Section 3(d)(i) herein, the Award will nonetheless become earned and vested if the Participant’s employment or service is terminated by the Company and its Affiliates without Cause or by the Participant with Good Reason within six months before (in which case the Award shall be deemed earned and vested as if the Target Performance Goals for the Performance Period have been met as of the effective date of the Change of Control) or one year after the effective date of a Change of Control (in which case the Award shall be deemed earned and vested as if the Target Performance Goals for the Performance Period have been met as of the Participant’s Termination Date).

4.	Settlement of the Award.

The settlement of the Award, if earned and vested, shall be made in cash unless the Administrator determines otherwise. A cash payment shall be made to the Participant (or his beneficiary) only in the event, and to the extent, that the Award has vested and been earned in accordance with the provisions of this Agreement, including Schedule A and Schedule B. The amount payable pursuant to the Award shall, upon vesting of the Award, be distributed to the Participant (or his beneficiary) within 70 days following the Vesting Date. Notwithstanding the foregoing, the following provisions shall apply: (a) any amounts payable as a result of a Change of Control as provided in Section 3(d)(i) shall be paid within 70 days following the date of the Change of Control; and (b) any amounts payable due to termination of employment or service following a Change of Control as provided in Section 3(d)(ii) shall be paid within 70 days following the Participant’s Termination Date. If the 70-day period described herein begins in one calendar year and ends in another, the Participant (or his beneficiary) shall not have the right to designate the calendar year of the payment (except as otherwise provided below with respect to a delay in payments if the Participant is a “specified employee”). Further, if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or his beneficiary), the payment will be treated as made within the applicable 70-day time period specified herein if the payment is made during the first taxable year of the Participant in which the calculation of the amount of the payment is administratively practicable or otherwise in accordance with Code Section 409A. Notwithstanding the foregoing, if the Participant is or may be a “specified employee” (as defined under Code Section 409A), and the distribution is considered deferred compensation under Code Section 409A, then such distribution if made due to separation from service shall be subject to delay as provided in Section 20 of the Plan (or any successor provision thereto).

5.	No Right to Continued Employment or Service; No Right to Further Awards.

Neither the Plan nor this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the unvested portion of the Award shall terminate on the Participant’s Termination Date. The grant of the Award does not create any obligation to grant further awards.

6.	Transferability.

The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7.	Withholding; Tax Consequences.

(a)    The Participant may be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold (including from payroll or any other amounts payable to the Participant), any and all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law in respect of the Award, its vesting or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes. The Participant further agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Award.

(b)    The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or settlement of the Award and that he has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

8.	Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel or business records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

9.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws, and in accordance with applicable federal laws of the United States. Any and all disputes between the Participant or any person claiming through him and the Company or any Affiliate relating to the Plan or this Agreement shall be brought only in the state courts of Greenville, South Carolina, or the United States District Court for the District of South Carolina, Greenville division, as appropriate.

10.	Award Subject to Plan.

By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Award is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any express term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail, unless the Administrator determines otherwise.

11.	Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.	Amendment; Waiver; Superseding Effect.

This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements.

13.	Recoupment and Forfeiture.

As a condition to receiving the Award, the Participant agrees that he shall abide by the Company’s Compensation Recoupment Policy and Stock Ownership and Retention Policy (including but not limited to such policy’s stock retention requirements) and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

14.	Administration.

The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award is earned and vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

15.	Severability.

The provisions of this Agreement are severable and if any one or more provisions shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

16.	Right of Offset.

Notwithstanding any other provision of the Plan or this Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Company or an Affiliate that is or becomes due and payable, and by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

[Signature Page to Follow]

SIGNATURE PAGE TO CASH-SETTLED

PERFORMANCE UNIT AWARD AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Date of Grant specified below.

Date of Grant:	[ ]

Performance Period:	[ , 20 to , 20 .]

The value of each Performance Unit subject to the Award that may be earned shall be determined based on the attainment of the performance goals specified in Schedule A or Schedule B, as applicable, as determined by the Administrator following the end of the Performance Period; provided, however, that except as provided herein, no Performance Units shall vest and no amounts shall be payable to the Participant unless the Participant is continuously employed by or in service with the Company from the Date of Grant until the Vesting Date and the provisions of Section 1 of Schedule A or Section 1 of Schedule B, as applicable, are met.

Vesting Date:	[ ]

Number of Performance Units:	The aggregate number of Performance Units for the Performance Period for the Participant is set forth beneath the Participant’s signature to this Agreement; of such number, the number of Performance Units subject to Schedule A (the “Objective Criteria Performance Units”) and the number of Performance Units subject to Schedule B (the “Qualitative Criteria Performance Units”) also are set forth beneath the Participant’s signature to this Agreement. Notwithstanding the foregoing, in the event that the Participant’s employment or service with the Company is terminated due to a Qualifying Termination, then a pro-rata portion of the Performance Units may be earned and vested in accordance with this Agreement. The pro-rata portion that may be earned and vested shall be determined by multiplying the total number of the Performance Units by a fraction, the numerator of which is the number of calendar days from the first day of the Performance Period through the date of the Qualifying Termination, and the denominator of which is the total number of calendar days in the Performance Period. Following a Qualifying

SIGNATURE PAGE TO CASH-SETTLED

PERFORMANCE UNIT AWARD AGREEMENT

Termination, the use of the term “Performance Units” shall mean the pro-rata portion of the Performance Units as determined pursuant to the immediately preceding sentence.

Value of Each Objective Criteria
Performance Unit:	The target value per Objective Criteria Performance Unit for the Performance Period is [ ] (the “Objective Criteria Target Value”).

The value of each Objective Criteria Performance Unit shall be equal to [ ]% of the Objective Criteria Target Value based on attainment of the Objective Criteria Threshold Performance Goal for the Performance Period, subject to continued employment or service as provided herein except in the case of a Qualifying Termination.

The value of each Objective Criteria Performance Unit shall be equal to [ ]% of the Objective Criteria Target Value based on attainment of the Objective Criteria Target Performance Goal for the Performance Period, subject to continued employment or service as provided herein except in the case of a Qualifying Termination.

The value of each Objective Criteria Performance Unit shall be equal to [ ]% of the Objective Criteria Target Value based on attainment of the Objective Criteria Maximum Performance Goal for the Performance Period, subject to continued employment or service as provided herein except in the case of a Qualifying Termination.

Value of Each Qualitative Criteria
Performance Unit:	The target value per Qualitative Criteria Performance Unit for the Performance Period is [ ] (the “Qualitative Criteria Target Value”), with a potential value up to [ ]% of the Qualitative Criteria Target Value based on attainment of the Qualitative Criteria Performance Goal for the Performance Period, subject to continued employment or service as provided herein except in the case of a Qualifying Termination.

SIGNATURE PAGE TO CASH-SETTLED

PERFORMANCE UNIT AWARD AGREEMENT

Participant:

Printed Name: [ ]

Performance Units: [ ], of which [ ] are Objective Criteria Performance Units and [ ] are Qualitative Criteria Performance Units.

Regional Management Corp.

By:
Name:	[ ]
Its:	[ ]

Schedule A

REGIONAL MANAGEMENT CORP.

2015 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective April 27, 2017)

CASH-SETTLED PERFORMANCE UNIT AWARD AGREEMENT

Schedule A sets forth the objective performance targets (the “Objective Criteria Targets”) for the objective criteria performance-based and service-based Cash-Settled Performance Unit Award (the “Objective Criteria Award”) under the Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective April 27, 2017), as it may be further amended and/or restated (the “Plan”), evidenced by the Cash-Settled Performance Unit Award Agreement (the “Agreement”) to which it is attached. Capitalized terms not expressly defined in this Schedule A but defined in the Plan or the Agreement shall have the same definitions as in the Plan and/or the Agreement, as applicable.

1.    Value of Objective Criteria Performance Units: The target value per Objective Criteria Performance Unit for the Performance Period is $[        ] (the “Objective Criteria Target Value”). The actual value, if any, of the Objective Criteria Award is subject to performance requirements as follows:

(a)    Threshold Performance Goal: The value of each Objective Criteria Performance Unit shall be equal to [    ]% of the Objective Criteria Target Value if [                    ] meets or exceeds [                    ] for the Performance Period (the “Objective Criteria Threshold Performance Goal”). If [                    ] is below the Objective Criteria Threshold Performance Goal, the value of the Objective Criteria Performance Units is zero for the Performance Period.

(b)    Target Performance Goal: The value of each Objective Criteria Performance Unit shall be equal to [    ]% of the Objective Criteria Target Value if [                    ] meets or exceeds [                    ] for the Performance Period (the “Objective Criteria Target Performance Goal”).

(c)    Maximum Performance Goal: The value of each Objective Criteria Performance Unit shall be equal to [    ]% of the Objective Criteria Target Value if [                    ] meets or exceeds [                    ] for the Performance Period (the “Objective Criteria Maximum Performance Goal”).

Notwithstanding the foregoing, the Objective Criteria Award shall not be deemed payable, in whole or in part, until both of the following events have occurred: (A) the completion of the Company’s audited financial statements for the fiscal year ending [                    ], and (B) the Administrator’s written certification regarding if and to the extent the applicable performance goals have been met. The Company’s calculation of [                    ] for the Performance Period shall be conclusive and binding absent fraud or manifest and material error.

A-1

2.    Definitions: [Insert definition of performance criteria.]

3.    Determination of Value of Objective Criteria Performance Units Earned; Additional Terms: The value of each Objective Criteria Performance Unit that may be eligible to be earned under the Award is between [    ]% and [    ]% of the Objective Criteria Target Value based on attainment of [                    ] for the Performance Period. If [                    ] for the Performance Period is below the Objective Criteria Threshold Performance Goal, the value of each Objective Criteria Performance Unit shall be zero for the Performance Period; if [                    ] for the Performance Period is at the Objective Criteria Threshold Performance Goal, the value of each Objective Criteria Performance Unit shall be equal to [    ]% of the Objective Criteria Target Value; if [                    ] for the Performance Period is at the Objective Criteria Target Performance Goal, the value of each Objective Criteria Performance Unit shall be equal to [    ]% of the Objective Criteria Target Value; and if [                    ] for the Performance Period is at the Objective Criteria Maximum Performance Goal, the value of each Objective Criteria Performance Unit shall be equal to [    ]% of the Objective Criteria Target Value. As further clarification, the value of each Objective Criteria Performance Unit deemed earned for [                    ] results between (A) the Objective Criteria Threshold Performance Goal and the Objective Criteria Target Performance Goal and (B) the Objective Criteria Target Performance Goal and the Objective Criteria Maximum Performance Goal will be calculated using linear interpolation.

4.    Determination of Value of Earned Objective Criteria Award. The value of the Objective Criteria Award earned shall be determined pursuant to a two-step process: (i) first, the value of each Objective Criteria Performance Unit shall be determined pursuant to this Schedule A based on the [                    ] results for the Performance Period; and (ii) second, an amount shall be determined by multiplying the number of Objective Criteria Performance Units granted to the Participant (as adjusted as provided herein in the case of a Qualifying Termination) by the value of each Objective Criteria Performance Unit determined in (i), which amount shall be the “Objective Criteria Earned Award Value.”

5.    Vesting of the Objective Criteria Award. Except as otherwise provided herein, the Participant shall be vested in the Objective Criteria Earned Award Value if the Participant is employed by or in service with the Company on the Vesting Date and has been continuously employed or in service since the Date of Grant. If earned and vested, the Objective Criteria Earned Award Value shall be settled in accordance with Section 4 of the Agreement.

A-2

Schedule B

REGIONAL MANAGEMENT CORP.

2015 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective April 27, 2017)

CASH-SETTLED PERFORMANCE UNIT AWARD AGREEMENT

Schedule B sets forth the qualitative performance targets (the “Qualitative Criteria Targets”) for the qualitative criteria performance-based and service-based Cash-Settled Performance Unit Award (the “Qualitative Criteria Award”) under the Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective April 27, 2017), as it may be further amended and/or restated (the “Plan”), evidenced by the Cash-Settled Performance Unit Award Agreement (the “Agreement”) to which it is attached. Capitalized terms not expressly defined in this Schedule B but defined in the Plan or the Agreement shall have the same definitions as in the Plan and/or the Agreement, as applicable.

1.    Value of Qualitative Criteria Performance Units: The target value per Qualitative Criteria Performance Unit for the Performance Period is $[        ] (the “Qualitative Criteria Target Value”). Notwithstanding the foregoing, the Qualitative Criteria Award shall not be deemed payable, in whole or in part, until both of the following events have occurred: (A) the completion of the Company’s audited financial statements for the fiscal year ending [                    ], and (B) the Administrator’s written certification regarding if and to the extent the applicable performance goals have been met.

2.    Definitions: [Insert definition of performance criteria.]

3.    Determination of Value of Qualitative Criteria Performance Units Earned; Additional Terms: The value of each Qualitative Criteria Performance Unit that may be eligible to be earned under the Award is up to [    ]% of the Qualitative Criteria Target Value based on [                ] (the “Qualitative Criteria Performance Goal”) for the Performance Period. Upon the attainment of the Qualitative Criteria Target Performance Goal, which shall be determined by the Administrator, [    ]% of the Qualitative Criteria Target Value shall be earned for the Performance Period.

4.    Determination of Value of Earned Qualitative Criteria Award. The value of the Qualitative Criteria Award earned shall be determined pursuant to a two-step process: (i) first, the value of each Qualitative Criteria Performance Unit shall be determined pursuant to this Schedule B based on the Qualitative Criteria Performance Goal for the Performance Period; and (ii) second, an amount shall be determined by multiplying the number of Qualitative Criteria Performance Units granted to the Participant (as adjusted as provided herein in the case of a Qualifying Termination) by the value of each Qualitative Criteria Performance Unit determined in (i), which amount shall be the “Qualitative Criteria Earned Award Value.”

5.    Vesting of the Award. Except as otherwise provided herein, the Participant shall be vested in the Qualitative Criteria Earned Award Value if the Participant is employed by or in service with the Company on the Vesting Date and has been continuously employed or in service since the Date of Grant. If earned and vested, the Qualitative Criteria Earned Award Value shall be settled in accordance with Section 4 of the Agreement.

B-1